UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2018

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2018 we issued a press release announcing first quarter 2018 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018 our board of directors approved our amended and restated 2018 Long Term Incentive Plan (the “Plan”) and on May 1, 2018 our shareholders approved the Plan at our Annual Meeting of Shareholders (the “Annual Meeting”). The Plan governs the award and payment of cash and equity awards to our employees (including executive officers), independent consultants and non-employee directors. A detailed summary of the terms of the Plan is set forth in Proposal 2 in our proxy statement for our Annual Meeting, which was filed with the Securities and Exchange Commission on March 29, 2018 and is incorporated herein by reference. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Koppers Holdings Inc. (the “Company”) held its Annual Meeting on May 1, 2018.  Four matters were considered and voted upon at the Annual Meeting: (1) the election of eight persons to serve on our board of directors; (2) approval of our 2018 Long Term Incentive Plan; (3) an advisory resolution to approve executive compensation; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

Election of Directors: Nominations of Cynthia A. Baldwin, Leroy M. Ball, Jr., Sharon Feng, Ph.D., David Hillenbrand, Ph.D., Albert J. Neupaver, Louis L. Testoni, Stephen R. Tritch and T. Michael Young to serve as directors for one-year terms expiring in 2019 were considered and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Cynthia A. Baldwin	18,132,147	68,733	31,237	1,397,904
Leroy M. Ball, Jr.	18,129,411	84,953	17,754	1,397,904
Sharon Feng, Ph.D.	18,133,675	81,708	16,734	1,397,904
David M. Hillenbrand, Ph.D.	18,115,619	98,870	17,629	1,397,904
Albert J. Neupaver	18,147,821	66,668	17,629	1,397,904
Louis L. Testoni	18,133,631	81,653	16,834	1,397,904
Stephen R. Tritch	18,133,496	80,993	17,629	1,397,904
T. Michael Young	18,070,661	143,827	17,629	1,397,904

Approval 2018 Long Term Incentive Plan: The proposal to approve our 2018 Long Term Incentive Plan was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
15,489,084	2,737,978	5,056	1,397,904

Advisory Resolution to Approve Executive Compensation: The advisory resolution approving the compensation of the named executive officers of the Company as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2018 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,917,486	308,936	5,696	1,397,904

Ratification of Appointment of KPMG LLP: The Audit Committee of the Company’s Board of Directors appointed KPMG LLP as our independent registered public accounting firm for the year 2018. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
19,423,738	197,697	8,587

There were no broker non-votes with respect to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is furnished herewith:

10.1	Koppers Holdings Inc. 2018 Long Term Incentive Plan

99.1	Press Release dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer